EX99.23(a)(1)(A)

                ARTICLES OF INCORPORATION
                          OF
          DAVID L. BABSON INVESTMENT FUND, INC.



        FIRST: I, the undersigned, ALFRED J. HOFFMAN, whose post office address is 6701 High Drive, Shawnee Mission, Kansas 66208, being at least twenty-one years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate myself as incorporator with the intention of forming a corporation (hereinafter called the "Corporation").

        SECOND: The name of the Corporation is DAVID L. BABSON
INVESTMENT FUND, INC.

        THIRD:  The purposes for which the Corporation is formed

        To engage generally in the business of an incorporated 66208 investment company of the management type, investing and reinvesting as more specifically set forth herein, subject to limitations as set forth elsewhere in these Articles of Incorporation and in the By-laws of the Corporation, its assets in all forms of securities and other personal property, of every kind and description; to consolidate or merge with, to acquire and take over the assets of, and to assume the liabilities of, any other corporation or trust with similar powers; to make contracts; and, generally to do any or all acts and things necessary or desirable in furtherance of any of the corporate purposes or designed to protect, preserve, or enhance the value of the corporate assets, or to the extent permitted to business corporations authorized under the State of Maryland as now or may in the future be enforced, and to do any or all of the things in furtherance of the above purposes as natural persons might do;

        To invest and reinvest its capital and/or surplus and/or reserves, and to acquire by purchase, subscription, contract or other and 'to receive, own, hold, guarantee, sell, assign, exchange, transfer, mortgage, pledge, hypothecate, or otherwise dispose of and generally deal in and with all forms of securities and investments of every kind and description, including, but not by way of limitation, shares of stock (preferred, common and debenture), notes, bonds, debentures, script, warrants, participation certificates, mortgages, commercial Papers, choses in action, evidence of indebtedness and other obligations of every kind and disposition; (a) of any private, public, quasi-public, municipal, corporation, syndicate, association, common law trust, firm or individual existing or carrying on business in the United states or elsewhere throughout the world; (b) of any government, United States or foreign or subdivision thereof, whether state, county municipality 6r,'o'ther political or government division or subdivision.

        And also, all trust, partnership or other certificates of rights, evidencing interest in any such securities or instruments, both within and without the State of Maryland; and while the owners of any such securities or investments to exercise all the rights, powers, privileges of ownership or interest in respect to the same, including the right to vote, to subscribe for additional stock, and to purchase or exercise "rights" in connection therewith; to do any or all acts and things for the preservation, protection, improvement, management, and enhancement in value thereof, or designated to accomplish any such purpose, all to such extent as permitted under the laws of the State of Maryland and not otherwise.

        To conduct researches, investigations, and analyses of enterprises of every kind and description in the United States and elsewhere throughout the world;

        To acquire or become interested in any such securities or evidences of interest therein as aforesaid by original subscription, or otherwise, and to make payment thereon as called for, and to subscribe for the same conditionally or otherwise.

        Subject to limitations as set forth elsewhere in these Articles of Incorporation and in the By-laws of the Corporation and other governing laws and regulations, to acquire, and pay for in cash, stock or evidences of indebtedness of this Corporation or otherwise, the assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation;

        To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names relating to or useful in connection with any business of this Corporation;

        To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof;

        Subject to limitations as set forth elsewhere in these Articles of Incorporation and in the By-laws of the Corporation and other governing laws and regulations, to borrow or raise moneys for any of the purposes of the Corporation and, from time to time without limit as to amount; to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation whether at the time owned or thereafter acquired, to sell, pledge, or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes; and to any firm, person or corporation any of its surplus funds, either with or without security;

        To purchase, hold, sell, and transfer the shares of its own capital stock, provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

        To have one or more offices in any or all states, territories, and districts of the United States and any foreign countries; to carry on all or any of its operations and business and without restriction or limit as to amount but subject to the restrictions as set forth elsewhere in these Articles of Incorporation and in the By-laws of the Corporation; to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of personal property of every class and description, subject to the limitations as set forth elsewhere in these Articles of Incorporation and in the By-laws of the Corporation, in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

        The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights, or privileges so granted or conferred.

        Subject to the restrictions contained elsewhere in these Articles of Incorporation and in the By-laws of the Corporation, the objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clauses in these Articles of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent objects and purposes.

        FOURTH: The post-office address of the principal office of the Corporation in this state is c/o The Corporation Trust Incorpor-ated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201. The name of the resident agent of the Corporation in this state is The Corporation Trust Incorporated, a corporation of this state, and the post-office address of the resident agent is First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201.

        FIFTH: The total number of shares of stock which the Corporation shall have the authority to issue is one hundred million (100,000,000) shares, all of one class called Common Stock, of the par value of one ($1.00) dollar per share each and of the aggregate par value of One Hundred Million ($100,000,000) Dollars each of which shall be entitled to full and equal voting rights.

        SIXTH: The shares of the Common Stock of the Corporation may be issued to such persons and at such prices no less than the par value thereof as from time to time the Board of Directors may determine. Such issuance shall be-on a non-assessable basis. No holder of shares of Common Stock or of any other securities issued by the Corporation shall have preemptive rights, and the Corporation shall have the right to issue and sell to any person or persons any shares of its Common Stock or any securities convertible into shares of its Common Stock or any option rights exercisable for shares of its Common Stock or any other securities it is authorized to issue without first offering such shares, rights or securities to the holders of any shares of its Common Stock or of any other securities of which it may be the issuer.

        SEVENTH: The number of directors of the Corporation shall be determined from time to time by the directors pursuant to the By-laws of the Corporation. Such number initially shall be seven (7) but shall never be less than three (3). The names of the initial directors are:
David L. Babson and James W. Holman who shall serve until the 1979 annual meeting of stockholders; Robert H. Lange, Francis C. Rood and William J. Smith who shall serve until the 1980 annual meeting of stockholders; and Stephen W. Harris and Alfred J. Hoffman who shall serve until the 1981 annual meeting of stockholders, and in each instance shall serve until their respective successors shall have been duly elected and shall have qualified.

        If there be a vacancy, on the Board by reason of death, resignation or otherwise, to fill such vacancy for the unexpired term by majority vote of the remaining directors; provided that after filling any such vacancy, at least two-thirds of the directors shall have been elected by the stockholders, and provided further that if at any time less than a majority of the directors then holding office were elected by the stockholders, a stockholders' meeting shall be called for the purpose of electing directors to fill existing vacancies.

        EIGHTH: Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled, to be cast, to take or authorize any action, the Corporation may take or authorize such action upon the concurrence, of a majority of the aggregate number of the votes entitled to be cast thereon.

        NINTH: The Corporation shall redeem or purchase from its stockholders shares of its own stock as provided elsewhere in these Articles of Incorporation and in the By-laws of the Corporation; provided that the Corporation shall not pay for such shares of stock an amount greater than the proportionate interest in the Corporation represented by such shares of stock.

        TENTH: The Corporation, pursuant to a resolution of the Board of Directors and without the vote or consent of stockholders of the Corporation, shall have the right to redeem at net asset value all shares of capital stock in any stockholder account in which there are fewer than 20 shares or such fewer shares as shall be specified in such resolution. Such resolution shall set forth that redemption of shares in such accounts has been determined to be in the economic best interest of the Corporation or necessary to reduce disproportionately burdensome expenses in servicing stockholder accounts. Such resolution shall provide that prior notice of at least six months shall be given to a stockholder before such redemption of shares, and that the stock-holder will have six months (or such longer period as is specified in the resolution) from the date of the notice to avoid such redemption by increasing his account to at least 20 shares, or such fewer shares as is specified in the resolution.

        ELEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

        To make, alter or repeal the By-laws of the Corporation except where such power is reserved by the By-laws to the stockholders and subject to the power of the stockholders to adopt, alter, or repeal any of the By-laws of the Corporation.

        From time to time to determine whether and to what extent and at what times and places and under what conditions. and regulations the books and accounts of this Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the directors or of the stockholders.

        This Corporation may in its By-laws confer powers additional to the foregoing upon the directors, in addition to the powers and authorities expressly conferred upon them by law.

        TWELFTH: Meetings of stockholders may be held outside the State of Maryland, if the By-laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of directors need not be by ballot unless the By-laws of the Corporation shall so provide,

        THIRTEENTH: The shares of the capital stock of the Corporation may be issued to such persons and at such prices from time to time as the Board of Directors may determine. Such issuance shall be on a non-assessable basis and, unless it be pro rata to the existing stockholders as a stock or optional dividend, stock split, or stock combination, shall be only in exchange for cash or for such other securities as the Board of Directors may deem proper, which shall in no event be less than the market value as herein defined in Section
(a) of this Article THIRTEENTH nor the par value of such shares, whichever shall be greater. The value of securities received in exchange for the issuance of shares shall be that resulting from an appraisal of such securities by the Board of Directors in such manner as shall be deemed by it to reflect their fair value. Any excess received by the Corporation upon the issuance and sale of the shares of the capital stock of the Corporation over the then par value thereof shall be carried on the books of the Corporation as paid-in surplus. Stockholders shall not be entitled to preemptive rights to subscribe to additional shares except as the Board of Directors may in each instance specifically determine.

        (a) The market value of a share of the capital stock of the Corporation shall be determined as soon as possible after the close of business on the New York Stock Exchange on each business day on which such Exchange is open. The market value of a share of the capital stock of the Corporation shall be the net asset value thereof, and the determination shall be made as set forth in Section (d) of this Article

        (b) So long as it has assets legally available to do so and such right is not suspended under the provisions of the Federal Investment Company Act of 1940, the Corporation agrees to repurchase any share of its capital stock tendered to it at the redemption price in effect one hour after the close of business of the New York Stock Exchange on the next succeeding business day on which such Exchange is open. In addition the Corporation and/or the distributors of the shares of the Corporation's shares may, but are not required to, maintain a bid to repurchase the shares tendered at the last previously effective or next calculated and effective redemption price. The redemption price shall be determined as hereinafter defined in section (c) of this Article THIRTEENTH. Payment may not be deferred for periods exceeding seven (7) days after tender, at its home office, of the shareholder's redemption request and his properly endorsed stock certificate(s) if any has been issued. Notwithstanding the foregoing, the Board of Directors of the Corporation may suspend the right of the holders of the capital stock of the Corporation to require the Corporation to redeem shares of such capital stock,

        (1) for any period (A) during which the New York Stock
Exchange is closed other than the customary weekend and holiday closings, or (B) during which trading in the New York Stock Exchange is restricted;

        (2) for any period during which an emergency, as defined by rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (A) disposal by the Corporation of securities owned by it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or

        (3) for such other periods as the Securities and Exchange
Commission or any successor thereto may by order permit for the protection of security holders of the Corporation.

        (c) The redemption price of a share of the capital stock of the Corporation shall be determined and become effective each time the market value of a share is determined and becomes effective under the provisions of Section (a) of this Article THIRTEENTH. Such redemption price shall ordinarily be the net asset value thereof, determined as set forth in Section (d) of this Article THIRTEENTH, but the Board of Directors may in its discretion deduct therefrom the proportionate share of broker's commissions, transfer taxes, and other costs involved in the disposition of portfolio securities, provided however that such deduction in no event shall exceed one percent of the then net asset value of such share.

        And provided further, that the Board of Directors may, in its discretion, establish uniform requirements from time to time, to deduct from the redemption price up to, but not exceeding, 1% of the redemption price of each share of the Fund which is redeemed within a period to be determined by the Board of Directors, but which period shall not exceed one year from the date of such shares purchased.

        (d) The net asset value of a share of the capital stock of the Corporation shall be the quotient resulting from dividing the net assets of the Corporation as of the valuation time by the number of the then outstanding shares. The net assets of the Corporation shall be calculated in the following manner:

        (1) The gross assets shall be valued as follows:

                (A) All securities shall be appraised at the most recent quoted sale prices. If there was no sale on the day on which such valuation is made, the mean between the most recent of the quoted bid and the asked prices shall be used. If such bid and asked prices are not reasonably available, or, if in the judgment of the Board of Directors such quoted bid and asked prices do not reflect he fair value, the securities shall be appraised in such manner as the Board of Directors of the Corporation deem will reflect their fair value pursuant to their authority set out in (a) of this Article.

                (B) All other assets of the Corporation, including cash, prepaid and accrued items, dividends and other receivables, shall be appraised in such manner as the Board of Directors of the Corporation deem will reflect their fair value.

        (2) From the gross assets shall be deducted the liabilities of the Corporation, including accrued items, and other payables, and proper reserves, if any, as may be determined by the Board of Directors.

        (3) The resulting difference shall be the net assets of the Corporation.

        FOURTEENTH: The investment of the funds of the Corporation shall be expressly limited as follows:

        (a) The officers and directors of the Corporation, the managers and general distributors and officers and directors thereof shall have no dealings on behalf of the Corporation as principal or agent with themselves or with any corporation or partnership in which they have a financial interest; except in the case of the purchase or sale of securities on an agency or commission basis on the commission that would be paid any independent established and reputable investment or brokerage firms, or of dealings in shares of the Corporation, or as otherwise in this Article FOURTEENTH permitted, except that the officers and directors may have a financial interest in the Corporation, the general distributors or the manager.

        (b) No security may be purchased for the portfolio or retained in the portfolio if any officer, director or security-holder of the issuer of such security is at the same time an officer, director or manager of this Corporation, or a partner or officer or director of such manager, and owns beneficially more than 1/2 of 1% of the securities of such issuer provided that the aggregate holdings of such securities of all of such persons so owning more than 1/2 of 1% of the outstanding stock or securities of such issuer exceed 5% of the outstanding stock or securities of such issuer.

        (c) Corporation shall make no loans whether of cash or other assets of the Corporation to any officers, directors or employees of the Corporation or to the manager or the general distributors or officers or directors thereof.

        (d) The Corporation shall not purchase the securities of any person, firm, association, corporation, syndicate, combination, organization, government (other than the United States of America) or any subdivision thereof, if upon such purchase, more than 5% of its total assets, determined in such manner as may be approved by the Board of Directors of the Corporation and applied on a consistent basis, would consist of the securities of such person, firm, association, corporation, syndicate, combination, organization, government or subdivision.

        (e) The Corporation shall not purchase the securities of any person, firm, association, corporation, syndicate, combination, organization or any subdivision thereof, if, upon such purchase, the Corporation would own more than 10% of any class of the outstanding securities of such person, firm, association, corporation, syndicate, combination, organization, government or subdivision. For the purposes of this restriction, all kinds of securities of a company representing debt shall be deemed to constitute a single class, regardless of relative priorities, maturities, conversion rights and other differences, and all kinds of stock of a company preferred over the common stock as to dividends or in liquidation shall be deemed to constitute a single class regardless of relative priorities, series designations, conversion rights and other differences.

        (f) The Corporation shall not purchase the securities of any investment company or investment trust (as such terms may reasonably be understood by the Corporation) except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission or except when such purchase though not made in the open market is part of a plan or merger or consolidation.

        (g) The Corporation shall not borrow or otherwise pledge its credit under normal circumstances and under no circumstances shall the Corporation borrow so that its indebtedness after such borrowing shall exceed 10 percent of its gross assets taken at fair market value or cost, whichever is lower.

        (h) Under no circumstances may the Corporation make itself or any of its assets liable for the indebtedness of another person or corporation, nor shall it for any purpose pledge, mortgage or hypothecate any of its assets for the benefit of the Corporation to an extent greater than 10 percent of the gross assets of the Corporation, taken at their fair market value as of the date of such pledge, mortgage or hypothecation.

        (i) The Corporation shall not at any time purchase securities or other things of value on margin or sell any such securities or things of value short.

        (j) No investment may be made in the securities of any issuer, other than Federal, State, Territorial, or local governments, or corporations or authorities established thereby, which, including predecessors, have not had a record of at least three years' continuous operation, if such investment, together with all other such investments would exceed in value 5% of the gross assets of the Corporation.

        (k) No part of the gross assets of the Corporation shall be invested in assessable securities or securities involving unlimited liability on the part of the holders thereof.

        FIFTEENTH: The Corporation is further expressly empowered and limited as follows:

        (a) The Corporation may enter into a written contract with any person, including any firm, corporation, trust or association in which any officer, other employee, director or stockholder of this Corporation may be interested, to act as investment advisors and managers of this Corporation and to provide such advice and management as the Board of Directors of this Corporation may from time to time consider necessary for the proper management of the investment portfolio of this Corporation and also to provide such research and statistical service, office space, and/or bookkeeping services for this Corporation as the said Board of Directors may deem necessary and desirable. The compensation payable by this Corporation under such a contract shall be such as is deemed fair and equitable to both parties by the said Board of Directors.

        (b) The Corporation may appoint one or more distributors or agents or both for the sale of the shares of the Corporation, may allow such person or persons a commission on the sale of such shares and may enter into, such contract or contracts. with such person or persons as the Board of Directors of this Corporation in its discretion may deem reasonable and proper. Any such contract or contracts for the sale of the shares of this Corporation may be made with any person even though such person may be an officer, other employee, director or stockholder of this Corporation or a corporation, partnership, trust or association in which any such officer, other employee, director or stockholder may be interested, or such person may be the investment advisor and manager retained pursuant to the powers granted in Section (a) of this Article FIFTEENTH.

        (c) The Corporation may employ such custodian or custodians for the safekeeping of the property of the Corporation and of its shares, such dividend disbursing agent or agents, and such transfer agent or agents and registrar or registrars for its shares, and may make and perform such contracts for the aforesaid purposes as in the opinion of the Board of Directors of this Corporation may be reasonable, necessary, or proper for the conduct of the affairs of the Corporation, and may pay the fees and disbursements of such custodians, dividend disbursing agents, transfer agents, and registrars out of the income and/or any other property of the Corporation. Notwithstanding any other provisions of these By-laws, the Board of Directors may cause any or all of the property of the Corporation to be transferred or to be acquired and held in the name of the custodian so appointed or in the name of any nominee or nominees of this Corporation or nominee or nominees of such custodian satisfactory to the said Board of Directors.

        (d) The Corporation may, by resolution of its Board of Directors adopted at a meeting thereof within thirty days before or after the beginning of any fiscal year or within thirty days before the annual meeting of stockholders, appoint any reputable certified public accountant or firm of certified public accountants to act as the independent auditor of the books and records of the Corporation for such fiscal year provided that such resolution is adopted both by a majority vote of the directors then in office and a majority vote of the directors who are neither officers of the Corporation nor officers, directors, principal owners or otherwise affiliated with any investment adviser, selling or distributing agent, or principal broker of the Corporation. Such auditor or firm shall not directly or indirectly be financially interested in the Corporation as owner or otherwise, and such appointment shall be subject to ratification by a majority vote of the stockholders of the Corporation at the next annual meeting thereof.

        (e) No officer other employee or director of this Corporation and no investment advisor and manager or distributor or selling agent or any partner, officer, director, or trustee of any such investment advisor and manager or distributor or selling agent shall take "long" or "short" positions in purchasing or selling shares of the Corporation except as permitted by applicable laws and regulations.

        (f) Provided that reasonable care has been exercised in the selection of the officers, other employees, investment advisors and managers, distributors, selling agents, custodians, dividend disbursing agents, transfer agents and registrars, legal counsel, auditors, and other agents of the Corporation, no director of the Corporation shall be responsible or liable in any event for any neglect or wrongdoing of any of the same, nor shall any director be responsible or liable for the act or omission to act of any other director, provided, however, that nothing contained in the Certificate of Incorporation or By-laws of this Corporation shall protect any director against any liability to which he would otherwise be subject by reason of his own willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

        SIXTEENTH: The Corporation reserves the right from time to time to make any amendment of its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding stock.

        SEVENTEENTH: The duration of the Corporation shall be perpetual.

        IN WITNESS WHEREOF, the undersigned incorporator of DAVID L. BABSON INVESTMENT FUND, INC. who executed the foregoing Articles of Incorporation hereby acknowledges the same to be his act and further acknowledges that to the best of his knowledge the matters and facts set forth herein are true in all material respects under the penalties of perjury.

Dated the 11th day of August, 1978.

/s/Alfred J. Hoffman
Alfred J. Hoffman

EX99.23(a)(1)(B)

        DAVID L. BABSON INVESTMENT, FUND, INC.
        ARTICLES OF AMENDMENT AND RESTATEMENT


        David L. Babson Investment Fund, Inc., a Maryland corporation having its principal. office in Baltimore, Maryland, and having The Corporation Trust Incorporated as its resident agent located at First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201 hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

        FIRST: The charter of the Corporation is hereby amended by striking out ARTICLE TENTH of the Articles of Incorporation and inserting in lieu thereof the following:

                TENTH: The Board of Directors in the economic best interests of the Corporation and in order to reduce disproportionately burdensome expenses in servicing stockholder accounts may, from time to time, establish uniform standards with respect to the minimum value of a stockholder account or a minimum investment which may be made by a stockholder. The Board of Directors, by resolution and without the vote or consent of stockholders, may require that the aggregate net asset value of a stockholder account shall not be less than the minimum initial investment requirement of the Corporation at the time of the resolution. The resolution may authorize the Corporation to close those stockholder accounts not meeting the specified minimum standard of value by redeeming all of the shares in such accounts, provided that there is mailed to each affected stockholder account, at least sixty (60) days prior to the planned redemption date, a notice setting forth the minimum account size requirement and the date on which the, account will be closed if the minimum size requirement is not met prior to said closing date.

and the charter of, the corporation is hereby restated to read as follows:

        SECOND: The name of the Corporation is DAVID L. BABSON
INVESTMENT FUND, INC.

        THIRD: The purposes for which the Corporation is formed are:

        To engage generally in the business of an incorporated investment company of the management type, investing and reinvesting as more specifically set forth herein, subject to limitations as set forth elsewhere in these Articles of Incorporation and in the By-laws of the Corporation, its assets in all forms of securities and other personal property, of every kind and description; to consolidate or merge with, to acquire and take over the assets of, and to assume the liabilities of any other corporation or trust with similar powers; to make contracts; and, generally to do any or all acts and things necessary or desirable in furtherance of any of the corporate purposes or designed to protect, preserve, or enhance the value of the corporate assets, or to the extent permitted to business corporations authorized under the State of Maryland as, now or may in the future be enforced, and to do any or , all of the things in furtherance of the above purposes, as natural persons might do;

        To invest and reinvest its capital and/or surplus and/or reserves, and to acquire by purchase, subscription, contract or otherwise and to receive, own, hold, guarantee, sell, assign, exchange, transfer, mortgage, pledge, hypothecate, or otherwise dispose of and generally deal in and with all forms of securities and investments of every kind and description, including, but not by way of limitation, shares of stock (preferred, common and debenture), notes, bonds, debentures, script, warrants, participation certificates, mortgages, commercial papers, choses in action, evidence of indebtedness and other obligations of every kind and disposition; (a) of any private, public, quasi-public, municipal, corporation, syndicate, association, common law trust, firm or individual existing or carrying an business in the United States or elsewhere throughout the world; (b) of any government, United States or foreign, or subdivision thereof, whether state, county, municipality or other political or government division or subdivision.

        And also, all trust, partnership or other certificates of rights, evidencing interest in any such securities or instruments, both within and without the State of Maryland; and while the owners of any such securities or investments to exercise, all the rights, powers, privileges of ownership or interest in respect to the same, including the right to vote, to subscribe for additional stock, and to purchase or exercise "rights" in connection therewith; to do any or all acts and things for the preservation, protection, improvement, management, and enhancement in value thereof or designated to accomplish any such purpose, all to such extent as permitted under the laws of the State of Maryland and not otherwise.

        To conduct researches, investigations, and analyses of enterprises of every kind and description in the United States and elsewhere throughout the world;

        To acquire or become interested in any such securities or evidences of interest therein as aforesaid by original subscription, or otherwise, and to make payment thereon as called for, and to subscribe for the same conditionally or otherwise.

Subject to limitations as set forth elsewhere in these Articles of Incorporation and in the By-laws of the Corporation and other governing laws and regulations, to acquire, and pay for in cash, stock or evidences of indebtedness of this Corporation or otherwise, the assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation;

        To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names relating to or useful in connection with any business of this Corporation;

        To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof;

        Subject to limitations as set forth elsewhere in these Articles of incorporation and in the By-laws of the Corporation and other governing laws and regulations, to borrow or raise moneys for any of the purposes of the Corporation and, from time to time without. limit as to amount; to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation whether at the time owned or thereafter acquired, to sell, pledge, or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes; and to any firm, person or corporation any of its surplus funds, either with or without security;

        To purchase, hold, sell and transfer the shares of its own capital stock, provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon, directly or indirectly.

        To have one or more offices in any or all states, territories, and districts of the United States and any foreign countries; to carry on all or any of its operations and business and without restriction or limit as to amount but subject to the restrictions as set forth elsewhere in these Articles of Incorporation and in the By-laws of the Corporation; to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of personal property of every class and description, subject to the limitations as set forth elsewhere in these Articles of Incorporation and in the By-laws of the Corporation in any of the states,, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

        The Corporation shall be authorized to exercise and enjoy all of the powers, rights and Privileges granted to, or conferred upon, corporations of a similar character by the General Laws of the State of Maryland now or hereafter it force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights, or privileges so granted or conferred.

        Subject to the restrictions contained elsewhere in these Articles of incorporation and in the By-laws of the Corporation, the objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clauses in these Articles of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent objects and purposes.

        FOURTH: The post-office address of the principal office of the Corporation in this state is c/o The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201. The name of the resident agent of the Corporation in this state is The Corporation Trust incorporated, a corporation of this *state, and the post-office address of the resident agent is First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201.

        FIFTH: The total number of shares of stock which the Corporation shall have the authority to issue is one hundred million (100,000,000) shares, all of one class called Common Stock, of the par value of one ($1.00) dollar per share each and of the aggregate par value of One Hundred Million ($100,000,000) Dollars each of which shall be entitled to full and equal voting rights.

        SIXTH: The shares of the Common Stock of the Corporation may be issued to such persons and at such prices no less than the par value thereof as from time to time the Board of Directors may determine. Such issuance shall be on a non-assessable basis. No holder of shares of Common Stock or of any other securities issued by the Corporation shall have preemptive rights, and the corporation shall have the right to issue and sell to any person or persons any shares of its Common Stock or any securities convertible into shares of its Common Stock or any option rights exercisable for shares of its Common Stock or any other securities it is authorized to issue without first offering such shares, rights or securities to the holders of any shares of its Common Stock or of any other securities of which it may be the issuer.

        SEVENTH: The number of directors of the Corporation
shall be determined from time to time by the directors pursuant to the By-laws of the Corporation. Such number initially shall be seven (7), but shall never be less than three (3). The names of the initial directors are: David L. Babson and James W.
Holman who shall serve 	until the 1979 annual meeting of stockholders;
Robert H. Lange, Francis C. Rood and William J. Smith who shall serve until the 1980 annual, meeting of stockholders; and Stephen W. Harris and Alfred J. Hoffman who shal1 serve until the 1981 annual meeting of stockholders, and in each instance shall serve until their respective successors shall have been duly elected and shall have qualified.

        If there be a vacancy on the Board by reason of death, resignation or otherwise, to fill such vacancy for the unexpired term by majority vote of the remaining directors; provided that after filling any such vacancy, at least two-thirds of the directors shall have been elected by the stockholders, and provided further that if at any time less than a majority of the directors then holding office were elected by the stockholders, a stockholders' meeting shall be called for the purpose of electing directors to fill existing vacancies.

        EIGHTH: Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, the Corporation may take or authorize such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

        NINTH: The Corporation shall redeem or purchase from its stockholders shares of it's own stock as provided elsewhere in these Articles of Incorporation and in the By-laws of the Corporation; provided that the Corporation shall not pay for such shares of stock an amount greater than the proportionate interest in the Corporation represented by such shares of stock.

        TENTH: The Board of Directors in the economic best interests of the Corporation and in order to reduce disproportionately burdensome expenses in servicing stockholder accounts may, from time to time, establish uniform standards with respect to the minimum value of a stockholder account or a minimum investment be made by a stockholder. The Board of Directors, by resolution and without the Vote or consent of stockholders, may require that the aggregate net asset value of a stockholder account shall not be less than the minimum initial investment requirement of the Corporation at the time of the resolution. The resolution may authorize the Corporation to close those stockholder accounts not meeting the specified minimum standard of value by redeeming all of the shares in such accounts, provided that there is mailed to each affected stockholder account, at least sixty (60) days prior to the planned redemption date, a notice setting forth the minimum account size requirement and the date on which the account will be closed if the minimum size requirement is not met prior to said closing date.

        ELEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Maryland, the Board of Directors is express1y authorized:

        To make, alter or repeal the By-laws of the Corporation except where such power is reserved by the By-laws to the stockholders and subject to the power of the stockholders to adopt, alter, or repeal any of the By-laws of the Corporation.

        From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of this Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the directors or of the stockholders.

        This Corporation may in its By-laws confer powers additional to the foregoing upon the directors, in addition to the powers and authorities expressly conferred upon them by law.

        TWELFTH: Meetings of stockholders may be held outside the State of Maryland, if the By-laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of directors need not be by ballot unless the By-laws of the Corporation shall so provide.

        THIRTEENTH: The shares of the capital stock of the Corporation may be issued to such persons and at such prices from time to time as the Board of Directors may determine. Such issuance shall be on a non-assessable basis and, unless it be pro rata to the existing stockholders as a stock or optional dividend, stock split, or stock combination, shall be only in exchange for cash or for such other securities as the Board of Directors may deem proper, which shall in no event be less than the market value as herein defined in Section (a) of this Article THIRTEENTH nor the par value of such shares, whichever shall be greater. The value of securities received in exchange for the issuance of shares shall be that resulting from an appraisal of such securities by the Board of Directors in such manner as shall be deemed by it to reflect their fair value. Any excess received by the Corporation upon the issuance and sale of the shares of the capital stock of the Corporation over the then par value thereof shall be carried on the books of the Corporation as paid in surplus. Stockholders shall not be entitled to preemptive rights to subscribe, to additional shares except as the Board of Directors may in each instance specifically determine.

        (a) The market value of a share of the capital stock of the Corporation shall be determined as soon as possible after the close of business on the New York Stock Exchange on each business day on which such Exchange is open. The market value of a share of the capital stock of the Corporation shall be the net asset value thereof, and the determination shall be made as set forth in Section (d) of this Article THIRTEENTH.

        (b) So long as it has assets legally available to do so and such right is not suspended under the provisions of the Federal Investment Company Act of 1940, the Corporation agrees to repurchase any share of its capital stock tendered to it at the redemption price in effect one hour after the close of business of the New York Stock Exchange on the next succeeding business day on which such Exchange is open. In addition the Corporation and/or the distributors the shares of the Corporation's shares may, but are not required to, maintain a bid to repurchase the shares tendered at the last previously effective or next calculated and effective redemption price. The redemption price shall be determined as hereinafter defined in section (c) of this Article THIRTEENTH. Payment may not be deferred for periods exceeding seven (7) days after tender, at its home office, of the shareholder's redemption request and his properly endorsed stock certificate(s) if any has been issued. Notwithstanding the foregoing, the Board of Directors of the Corporation may suspend the right of the holders of the Capital stock of the Corporation to require the Corporation stock,

        (1) for any period (A) during which the New York Stock
Exchange is closed other than the customary week-end and holiday closings, or (B) during, which trading in the New York Stock
Exchange is restricted;

        (2) for any period during which an emergency, as defined by rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (A) disposal by the Corporation of securities owned by it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or

        (3) for such other periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of security holders of the Corporation.

        (c) The redemption price of a share of the capital stock of the Corporation shall be determined and become effective each time the market value of a share is determined and becomes effective under the provisions of Section (a) of this Article THIRTEENTH. Such redemption price shall ordinarily be the net asset value thereof, determined as set forth in Section (d) of this Article THIRTEENTH, but the Board of Directors may in its discretion deduct therefrom the proportionate share of broker's commissions, transfer taxes, and other costs involved in the disposition of portfolio securities, provided however that such deduction in no event shall exceed one percent of the then net asset value of such share.

        And provided further, that the Board of
        Directors may, in its discretion, establish uniform requirements from time to time, to deduct from the redemption price up to, but not exceeding, 1% of the redemption price of. each share of the Fund which is redeemed within a period to be determined by the Board of Directors, but which period shall not exceed one year from the date of such shares purchased.

        (d) The net asset value of a share of the capital stock of the Corporation shall be the quotient resulting from dividing the net assets of the Corporation as of the valuation time by the number of the then outstanding shares. The net assets of the Corporation shall be calculated in the following manner:

        (1) The gross assets shall be valued as follows:

                (A) All securities shall be appraised at the most recent, quoted sale prices. If there was no sale on the day on which such valuation is made, the mean between the most recent of the quoted bid and the asked prices shall be used. If such bid and asked prices are not reasonably available, or, if in the judgment of the Board of Directors such quoted bid and asked prices do not reflect the fair value, the securities shall be appraised in such manner as the Board of Directors of the Corporation deem will reflect their fair value pursuant to their authority set out in (a) of this Article.

                B) All other assets of the Corporation,
                including cash, prepaid and accrued
                items, dividends and other receivables,
                shall be appraised in such manner as the Board of Directors of the Corporation deem will reflect their fair value.

        (2) From the gross assets shall be deducted the liabilities of the Corporation, including accrued items, and other payables, and proper reserves, if any, as may be determined by the Board of Directors.

        (3) The resulting difference shall be the net assets of the Corporation.

        FOURTEENTH: The investment of the funds of the Corporation shall be expressly limited as follows:

        (a) The officers and directors of the Corporation, the managers and general distributors and officers and directors thereof shall have no dealings on behalf of the Corporation as principal or agent with themselves or with any corporation or partnership in which they have a financial interest; except in the case of the purchase or sale of securities on an agency or commission basis on the commission that would be paid any independent established and reputable investment or brokerage firms, or of dealings in shares of the Corporation, or as otherwise in this Article FOURTEENTH permitted, except that the officers and directors may have a financial interest in the Corporation, the general distributors or the manager.

        (b) No security may be purchased for the portfolio or retained in the portfolio if any officer, director or security-holder of the issuer of such security is at the same time an officer, director or manager of this Corporation, or a partner or officer or director of such manager, and owns beneficially more than 1/2 of 1% of the securities of such issuer provided, that the aggregate holdings of such securities of all of such persons so owning more than 1/2 of 1% of the outstanding stock or securities of such issuer exceed 5% of the outstanding stock or securities of such issuer.

        (c) Corporation shall make 'no loans 'whether of cash or other assets of the Corporation to any officers, directors or employees of the Corporation or to the manager or the general distributors or officers or directors thereof.

        (d) The Corporation shall not purchase the securities of any person, firm, association, corporation, syndicate, combination, organization, government (other than the United States of America) or any subdivision thereof, if upon such purchase, more than 5% of its total assets, determined in such manner as may be approved by the Board of Directors of the Corporation and applied on a consistent basis, would consist of the securities of such person, firm, association, corporation, syndicate, combination, organization, government or subdivision.

        (e) The Corporation shall not purchase the securities of any person, firm, association, corporation, syndicate, combination, organization or any subdivision thereof, if, upon such purchase, the Corporation, would own more than 10% of any class of the outstanding securities of such person, firm, association, corporation, syndicate, combination, organization, government or subdivision. For the purposes of this restriction, all kinds of securities of a company representing debt shall be deemed to constitute a single class, regardless of relative priorities, maturities, conversion rights and other differences, and all kinds of stock of a company preferred over the 'common stock as to dividends or in liquidation shall be determined to constitute a single class regardless of relative priorities, series designations, conversion rights and other differences.

        (f) The Corporation shall not purchase the securities of any investment company or investment trust (as such terms may reasonably be understood by the Corporation) except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission or except when such purchase though not made in the open market is part of a plan or merger or consolidation.

        (g) The Corporation shall not borrow or otherwise pledge its credit under normal circumstances and under no circumstances shall the Corporation borrow so that its indebtedness after such borrowing shall exceed 10 percent of its gross assets taken at fair market value or cost, whichever is lower.

        (h) Under no circumstances may the Corporation make itself or any of its assets liable for the indebtedness of another person or corporation, nor shall it for any purpose pledge, mortgage or hypothecate any of its assets for the benefit of the Corporation to an extent greater than 10 percent of the gross assets of the Corporation, taken at their fair market value as of the date of such pledge, mortgage or hypothecation.

        (i) The Corporation shall not at any time purchase securities or other things of value on margin or sell any such securities or things of value short.

        (j) No investment may be made in the securities of any issuer, other than Federal, State, Territorial, or local governments, or corporations or authorities established thereby, which, including predecessors, have not had a record of at least three years continuous operation, if such investment, together with all other such investments, would exceed in value 5% of the gross assets of the Corporation.

        (k) No part of the gross assets of the Corporation shall be invested in assessable securities or securities involving unlimited liability on the part of the holders thereof.

        FIFTEENTH: The Corporation is further expressly empowered and limited as follows:

        (a) The Corporation may enter into a written contract with any person, including any firm, corporation, trust or association in which arty officer, other employee, director or stockholder of this Corporation may be interested to act as investment advisors and managers of this Corporation and to provide such advice and management as the Board of Directors of this Corporation may from time to time consider necessary for the proper management of the investment portfolio of this Corporation and also to provide such research and statistical service, office space, and/or bookkeeping services for this Corporation as the said Board of Directors may deem necessary and desirable. The compensation payable by this corporation under such a contract shall be such as is deemed fair and equitable to both parties by the said Board of Directors.

        (b) The Corporation may appoint one or more distributors or agents or both for the sale of the shares of the Corporation, may allow such person or persons a commission on the sale of such shares and may enter into such contract or contracts with such person or persons as the Board of Directors of this Corporation in its discretion may deem reasonable and proper. Any such contract or contracts for the sale of the shares of this Corporation may be made with any person even though such person may be an officer, other employee, director or stockholder of this Corporation or a corporation, partnership, trust or association in which any such officer, other employee, director or stockholder may be interested, or such person may be the investment advisor and manager retained pursuant to the powers granted in Section (a) of this Article FIFTEENTH.

        (c) The Corporation may employ such custodian or custodians for the safekeeping of the property of the Corporation and of its shares, such dividend disbursing agent or agents, and such transfer agent or agents and registrar or registrars for its shares, and may make and perform such contracts for the aforesaid purposes as in the opinion of the Board of Directors of the Corporation, may be reasonable, necessary, or proper for the conduct of the affairs of the Corporation, and may pay the fees and disbursements of such custodians, dividend disbursing agents, transfer agents, and registrars out of the income and/or any other property of the Corporation. Notwithstanding any other provisions of these By-laws, the Board of Directors may cause any or all of the property of the Corporation to be transferred or to be acquired and held in the name of the custodian so appointed or in the name of any nominee or nominees of this Corporation or nominee or nominees of such custodian satisfactory to the said Board of Directors.

        (d) The Corporation may, by resolution of its Board of Directors adopted at a meeting thereof within thirty days before or after the beginning of any fiscal year or within thirty days before the annual meeting of stockholders, appoint any reputable certified public accountant or firm of certified public accountants to act as the independent auditor of the books and records of the Corporation for such fiscal year provided that such resolution is adopted both by a majority vote of the directors theft in office and a majority vote of the directors who are neither officers of the Corporation nor officers, directors, principal owners or otherwise affiliated with any investment adviser, selling or distributing agent, or principal broker of the Corporation. Such auditor or firm shall not directly or indirectly be financially interested in the Corporation as owner or otherwise, and such appointment shall be subject to ratification by a majority vote of the stockholders of the Corporation at the next annual meeting thereof.

        (e) No officer other employee or director of this Corporation and no investment advisor and manager or distributor or selling agent or any partner, officer, director, or trustee of any such investment advisor and manager or distributor or selling agent shall take "long" or "short" positions in purchasing or selling shares of the Corporation except as permitted by applicable laws and regulations.

        (f) Provided that reasonable care has been exercised in the selection of the officers, other employees, investment advisors managers, distributors, selling agents custodians, dividend disbursing agents, transfer agents and registrars, legal counsel, auditors, and other agents of the Corporation, no director of the Corporation shall be responsible or liable in any event for any neglect or wrongdoing of any of the same, nor shall any director be responsible or liable for the act or omission to act of any other director, provided, however, that nothing contained in the Certificate of Incorporation or By-laws of this Corporation shall protect any director against any liability to which he would otherwise be subject by reason of his own willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

        SIXTEENTH: The Corporation reserves the right from time to time to make any amendment of its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding stock.

        SEVENTEENTH: The duration of the Corporation shall be perpetual.

        SECOND: The number of directors of the corporation is seven. The names of the directors are:

                David L. Babson
                Stephen W. Harris
                Alfred J. Hoffman
                James W. Holman
                Robert H. Lange
                F. C. Rood
                William J. Smith

        The board of directors of the corporation at a meeting duly convened and held on September 28, 1978, adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment and restatement of the charter was advisable and directing that it be submitted for action thereon by the stockholder.

        THIRD: The amendment and restatement of the charter of the corporation as hereinabove set forth were approved by a consent in writing setting forth said amendment and restatement of the charter signed by all the stockholders entitled to vote on said amendment, and all the other stockholders entitled to notice of a meeting of stockholders but not to vote thereat having waived in writing any rights which they may have to dissent from such amendment, such consent and waiver having been filed with the records of the stockholder meeting.

        FOURTH: The Articles of Amendment and Restatement shall become effective on the 29th day of September, 1978.

        IN WITNESS WHEREOF, David L. Babson Investment Fund, Inc.
has caused these presents to be signed in its name and on its behalf by its President, attested by its Secretary on September
29 1978.

DAVID L. BABSON INVESTMENT FUND, INC.

By:/s/ Alfred J. Hoffman
Alfred J. Hoffman, President

Attest:

/s/Jacqueline Willhite
Jacqueline Willhite, Secretary

Coroporate Seal


        THE UNDERSIGNED, President of David L. Babson Investment Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment and Restatement of Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment and Restatement of Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein, with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/Alfred J. Hoffman
Alfred J. Hoffman, President

EX99.23(a)(1)(C)

        AGREEMENT AND ARTICLES OF MERGER


        AGREEMENT AND ARTICLES OF MERGER dated as of this 30th day of August,1978, by and between DAVID L. BABSON INVESTMENT
FUND, INC., a Maryland Corporation (hereinafter sometimes called "Maryland Corporation" or the "Surviving
Corporation"), and DAVID L. BABSON INVESTMENT FUND, INC., a
Delaware Corporation (hereinafter sometimes called "Delaware
Corporation"), said corporations being hereinafter sometimes collectively called the "Constituent Corporations"
(hereinafter sometimes called "this Agreement").

        WHEREAS, Maryland Corporation is a corporation duly organized and existing under the General Corporation Law of the State of Maryland, having been incorporated on August 17, 1978, and has authorized capital stock consisting of 100,000,000 common shares, of the par value of $1.00 per share each, and of the aggregate par value of $100,00,000, of which 20 shares were issued and outstanding on the date hereof; and

        WHEREAS, Delaware Corporation is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on June 8, 1959, under the General Corporation Law of the State of Delaware and has authorized capital stock consisting of 100,000,000 shares of common stock, of the par value of $1.00 per share each, and of the aggregate par value of $100,000,000, of which 20 shares were issued and outstanding (excluding Treasury shares) on the. date hereof; and

        WHEREAS, the principal office of Maryland Corporation in the State of Maryland located at c/o The Corporation Trust
Incorporated, First Maryland Building, 25 South Charles
Street, Baltimore, Maryland 21201; and

        WHEREAS, the principal office of Delaware Corporation in the State of Delaware is located at c/o The Corporation Trust
Company, 100 West Tenth Street, Wilmington, Delaware 19801;
and

        WHEREAS, the Board of Directors of each of the Constituent Corporations has adopted this Agreement as a Plan of Reorganization intended to qualify as such under the provisions of Section 368 (a) (1) (F) of the Internal Revenue
Code of 1954, as amended, and the Constituent Corporations and their respective Boards of Directors deem it advisable and to the advantage of the Constituent Corporations and the respective stockholders that Delaware Corporation be merged into Maryland Corporation with Maryland Corporation the
Surviving Corporation, under and pursuant to the laws of the States of Delaware and Maryland and on the terms and conditions herein contained; and

        WHEREAS, the Board of Directors of Maryland Corporation and the Board of Directors of Delaware Corporation have approved this Agreement by resolutions duly adopted, and the Board of Directors of Delaware Corporation and the Board of Directors of Maryland Corporation have directed that this Agreement be submitted to their respective stockholders for their approval;

        NOW THEREFORE, in consideration, of the premises and of mutual agreements covenants, and provisions hereinafter contained, the parties hereto agree:


                        Article I

        1.1 Delaware Corporation and Maryland Corporation agree that Delaware Corporation shall be merged into Maryland
Corporation. Maryland Corporation shall be the Surviving
Corporation and shall be governed by the laws of the State of Maryland. The terms and conditions of the merger and the mode of carrying the same into effect are as hereinset forth in this Agreement.

        1.2 The Articles of Incorporation of Maryland Corporation as they shall exist on the effective date of the merger shall, until further amended as provided by law, constitute the Articles of Incorporation of the Surviving Corporation.

        1.3 The By-laws of Maryland Corporation as they exist on the effective date of the merger shall, until further amended as provided by law, constitute the Bylaws of the Surviving
Corporation.

        1.4 The Directors of Delaware Corporation on the effective date of the merger, shall constitute the Board of Directors of the Surviving Corporation and shall hold office until the terms of their respective classes expire at the annual meeting of stockholders of the Surviving Corporation in 1979, 1980, 1981, and until their successors are elected and Shall qualify.

        1.5 Arthur Andersen & Co. shall continue as independent certified public accountants to report upon the financial condition of the Surviving Corporation for the fiscal year ending June 30, 1979, provided such appointment of Arthur
Andersen & Co. is approved by the stockholders of Delaware
Corporation.

                        Article II

        2.1 The manner and basis of converting the issued and outstanding shares of the common stock of Delaware Corporation into the shares of common stock of the Surviving Corporation shall be as hereinafter set forth in this Article II.

        2.2 Each share or fraction thereof of common stock of Delaware Corporation issued and outstanding on the effective date of the merger (excluding any Treasury shares of Delaware Corporation which shares shall cease to exist) shall thereupon be converted into an equal number of whole and fractional shares of common stock of the Surviving Corporation and each certificate representing shares of Delaware Corporation shall represent the same number of shares of Maryland Corporation subject to the right of each holder of a stock certificate representing shares of Delaware Corporation to surrender the same to the Surviving Corporation and to receive in exchange a certificate representing an equal number of shares of common stock of the Surviving Corporation.

        2.3 Each share of Maryland Corporation stock outstanding on the effective date of the merger shall be retired and restored to the status of authorized but unissued.

                        Article III

        3.1 On the effective date of the merger provided for in this Agreement, the separate existence of Delaware
Corporation shall cease, except to the extent, if any, continued by statute. All the assets, rights, privileges, powers and franchises of Delaware Corporation and all debts due on whatever account to it, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and all such assets, rights, privileges, powers and franchises, and all and every other interest of Delaware Corporation shall be thereafter as effectually the property of the Surviving Corporation as they were of Delaware Corporation; and the title to and interest in any real estate vested by deed, lease or otherwise, unto either of the Constitutent Corporations, shall not revert or be in any way impaired. The Surviving Corporation shall be responsible for all the liabilities and obligations of Delaware Corporation, but the liabilities of the Constituent Corporations or of their stockholders, directors, or officers shall not be affected by this merger, nor shall the rights of the creditors thereof or any persons dealing with such corporations, or any liens upon the property of such corporations, be impaired by this merger, and any claim existing or action or proceeding pending by or against either of such corporations may be prosecuted to judgment as if this merger had not taken place, or the Surviving Corporation may be proceeded against or substituted in place of Delaware Corporation. Except as otherwise specifically set forth in this Agreement, the identity, existence, purposes, powers, franchise, rights, immunities and liabilities of Maryland Corporation shall continue unaffected and unimpaired by the merger.

        3.2 All corporate acts, plans, policies, resolutions, approvals, and authorizations of the stockholders, Board of Directors, committees of the Board of Directors and agents of Delaware Corporation, which were effective immediately prior to the effective date of the merger shall be taken for all purposes as the acts, plans, policies, resolutions, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Delaware Corporation.

        3.3 Prior to the effective date of the merger the Constituent Corporations shall take all such action as shall be necessary or appropriate in order to effectuate the merger. In case at any time after the effective date of the merger the Surviving Corporation' shall determine that any further conveyance, assignment or other documents or any further action is necessary or desirable to vest in or confirm to the Surviving Corporation full title to all the properties, assets, rights, privileges, and franchises of the Constituent Corporations, the officers and directors of the Constituent Corporations, at the expense of the Surviving Corporation, shall execute and deliver all such instruments and take all such action as the Surviving Corporation may determine to be necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of all such cash and securities and other properties, assets, rights, privileges and franchises, and otherwise to carry out the purpose of this Agreement.

        3.4 The Surviving Corporation hereby (1) agrees that it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of Delaware Corporation as well as for the enforcement of any obligation of the Surviving Corporation arising from the merger herein provided, including any suit or proceedings to enforce the right, if any, of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, (2) hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings, and (3) hereby specifies the following as the address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware:
Alfred J. Hoffman, Esquire, President, David L. Babson
Investment Fund, Inc., 2440 Pershing Road, Kansas City, Missouri
64108.

                        Article IV

        4.1 Each of the Constituent Corporations represents and warrants to and agrees with the other that:

                (a) Such Corporation is duly organized and existing in good standing under the laws of its jurisdiction of incorporation.

                (b) It has full power and authority to carry on its business as it is presently being conducted and to enter into the merger contemplated hereby.

                (c)     There is no suit, action or legal or
        administrative proceeding pending, or to its knowledge threatened, against it which, if adversely det6mined, might materially and adversely affect its financial condition or the conduct of its business.

                (d) At the effective date of the merger, consummation of the transactions contemplated hereby will not result in the breach of or constitute a default under any agreement or instrument by which it is bound.

                (e) All of its presently outstanding shares are validly issued, fully paid and C,non-assessable by it.

                (f) Immediately prior to the effective date of the merger such Corporation will have valid and unencumbered title to its cash, securities, and other assets if any.

                                Article V

        5.1 The obligations of each of the Constituent Corporations to effectuate the merger hereunder shall be subject to the following conditions and the Agreement shall become effective as of the Close of Business on the date all of said conditions have been met:

                (a) The representations and warranties of the other Constituent Corporation contained herein shall be true as of and at the effective date of the merger with the same effect as though made at such date; such other Constituent
        Corporation shall have performed all obligations required by this Agreement to be performed by it prior to the effective date; and such other Constituent Corporation shall have delivered to the other a certificate dated the effective date of the merger signed by its President or Vice President and by its Secretary or Treasurer to the foregoing effect.

                (b) Each of the Constituent Corporations shall have delivered to the other a certified copy of the resolution approving this Agreement adopted by at least a majority of its directors including a majority of its directors who are not interested persons of Jones and Babson, Inc.

                (c) The Securities and Exchange Commission shall not have issued an unfavorable advisory report under Section
        25(b) of the Investment Company Act of 1940, as amended, nor instituted any proceeding seeking to enjoin consummation of the merger under Section 25(c) of such Act;

                (d) The holders of at least a majority of the outstanding shares of common stock of Delaware Corporation and the holders of at least two-thirds of the outstanding shares of the common stock of Maryland Corporation shall have voted in favor of the adoption of this Agreement and the merger contemplated hereby at an annual of special meeting or any adjournment thereof.

                (e) There shall have been received from the Internal Revenue Service a tax ruling to the effect that:

                1. The merger of Delaware Corporation into Maryland Corporation will be a reorganization within the meaning of
        Section 368 (a) (I ) (F) and Delaware Corporation and
        Maryland Corporation will be parties to the reorganization.

                2. No gain or loss will be recognized to Delaware Corporation upon the transfer of all of its assets to Maryland Corporation in the constructive exchange for all of Maryland Corporation stock and the assumption by Maryland Corporation of the liabilities of Delaware
        Corporation (Sections 361 (a) and 357(a)). No gain or loss will be recognized to Maryland Corporation as a result thereof (Section 1032(a)).

        3. The basis of Delaware. Corporation. assets in the hands of Maryland Corporation will be the same as the basis of such assets in the bands of Delaware Corporation immediately prior to the transaction (Section 362.(b)).

        4. The holding period of Delaware Corporation assets in the hands of Maryland Corporation will include the period during which those assets were held by Delaware
        Corporation (Section 1223(2)).

        5.       No gain or loss will be recognized to Delaware
        Corporation stockholders upon the constructive exchange of their Delaware Corporation stock for Maryland Corporation stock (Section 354(a)(1)).

        6. The basis of Maryland Corporation stock to be received by a Delaware Corporation stockholder will be the same as the basis of Delaware Corporation stock surrendered by him in constructive exchange therefor (Section
        358(a)(1)).

        7. The holding period of Maryland Corporation stock to be constructively received by a Delaware Corporation stockholder in the transaction will include the period during which Delaware Corporation stock exchanged therefor was held, provided Delaware Corporation stock was held as a capital asset on the date of the constructive exchange (Section 1223(l)).

        8. Maryland Corporation shall be treated (for purposes of Section 381) just as Delaware Corporation would have been treated if there had been no reorganization. Accordingly, the taxable year of Delaware Corporation shall not end on the date of the transfer merely because of the transfer; and the tax attributes of Delaware Corporation enumerate d in Section 381 (c) shall be taken into account by Maryland Corporation as if there had been no reorganization (Section 1.381(b)I(a)(2) of the Income Tax Regulations).

        9. Section 368(a)(F) is not applicable to the transactions described in the Agreement.

        (f) Each of the Constituent Corporations shall have received an opinion in form and substance satisfactory to it from Stradley, Ronon, Steven & Young to the effect that:

                (i) The corporate existence, good standing and authorized common stock of each of the Constituent
        Corporations are as stated or referred to in this Agreement;

                (ii) The shares of common stock of the Surviving Corporation to be issued pursuant to the terms of this Agreement have been duly authorized and, when is sued and delivered as provided in this Agreement, will be validly issued, fully paid, and nonassessable by the Surviving Corporation;

                (iii) All corporate and other proceedings required to be taken by or on the part of either of the Constituent
        Corporations to authorize and carry out this Agreement and to effect the merger contemplated hereby have been duly and properly taken; and

                (iv) This Agreement is the valid obligation of each of the Constituent Corporations legally binding upon it in accordance with its terms.

        g) This Agreement shall have been duly accepted for recording with the State Department of Assessments and Taxation of Maryland, under the General Corporation Law of Maryland, and this Agreement, duly approved, adopted, certified, executed, seated and acknowledged, shall have been filed with the office of the Secretary of State of Delaware in accordance with the General Corporation Law of the State of Delaware.

                        Article VI

        6.1 Each of the Constituent Corporations agree that each shall bear such expenses as have been incurred by it in connection with the transaction described in this Agreement and that the stockholders of the Constituent Corporations will bear their own expenses, if any, of said transaction.

                        Article VII

        7.1 Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the merger abandoned at any time (whether before or after adoption hereof by the stockholders of the Constituent Corporations) prior to the effective date of the merger:

        (a)     by mutual consent of the Constituent Corporations;

        (b) by either of the Constituent Corporations if any condition set forth in Article V hereof has not been fulfilled or waived by it;

        (c) by either of the Constituent Corporations if the merger shall not have become effective on or before October 31, 1978.

        7.2 An election by a Constituent Corporation to terminate this Agreement and abandon the merger shall be exercised by its Board of Directors.

        7.3 In the event of termination of this Agreement pursuant to the provisions hereof the same shall without any liability on the part of either of the Constituent Corporations or persons who are its directors, officers or stockholders in respect of this Agreement, become void and have no effect provided that this provision shall not protect any director or officer of any of the Constituent Corporations against any liability to such Corporation or its stock holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

        7.4 At any time prior to the filing of this Agreement, any of the terms or conditions of this Agreement may be waived by the Constituent Corporation entitled to the benefit thereof by action taken by its Board of Directors, or its President or Vice President if, in the judgment of the Board of Directors or President or Vice President taking such action, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the stockholders of the Constituent Corporation on behalf of which such action is taken.

                        Article VIII

        The respective representations and warranties of the Constituent Corporations contained in Article IV hereof shall expire with, and be terminated by, the merger contemplated by this Agreement and neither the respective Constituent Corporations nor any of their directors or officers shall be under any liability with respect to any such representations or warranties after the effective date of the merger. This provision shall not protect any director or officer of either of the Constituent Corporations against any liability to such Corporation or to its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                        Article IX

        9.1 These Articles embody the entire agreement between the parties and there are no agreements, understandings, restrictions or warranties among the parties other than those set forth herein or herein provided for.

        9.2 These Articles may be executed in any number of counterparts each of which shall be deemed to be, an original but all of such counterparts together shall constitute but one instrument.


        IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement and Articles of Merger to be executed on its behalf by its President or a Vice-President and its corporate seal to be affixed thereto and attested by its Secretary or Assistant Secretary, all as of the day and year first above written. When the Stockholders of each Constituent Corporation shall have voted for the adoption of this Agreement such fact shall be certified on the Agreement by the Secretary or Assistant Secretary of each such Corporation under the seal thereof and this Agreement shall then be reexecuted and acknowledged on behalf of each Constituent Corporation in accordance with this Agreement.

DAVID L. BABSON INVESTMENT FUND, INC.
A Delware Corpoation

By:/s/ J. William Freeman
Vice President

Attest By:/s/ William C. Hisey
Assistant Secretary

(Corporate Seal)


DAVID L. BABSON INVESTMENT FUND, INC.
A Maryland Corporation

By:/s/ J. William Freeman
Vice President

Attest By:/s/ William C. Hisey
Assistant Secretary

(Corporate Seal)



STATE OF MISSOURI)
COUNTY OF JACKSON)

BE IT REMEMBERED, that, on August 30, 1978, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came F. William Freeman, Vice President of David L.' Babson Investment Fund, Inc., a Delaware Corporation, and F. William Freeman, Vice President of David L. Babson Investment Fund, Inc., a Maryland Corporation, who duly signed the foregoing instrument before me and each acknowledged that such instrument as executed is the act and deed of that corporation for which he acted, that his signing of such instrument on behalf of such corporation is his act and deed, and that the facts stated therein are true.

GIVEN under my hand on August 30, 1978.

/s/ Jacqueline B. Willhite

My commission expires 2/23/79.

JACQUELINE B. WILLHITE
NOTARY PUBLIC
JACKSON COUNTY, MISSOURI



CERTIFICATION

I, Jacqueline B.. Willhite, Secretary of David-L. Babson Investment Fund, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of David L. Babson Investment Fund, Inc., a corporation of the
State of Maryland, was duly submitted to the stockholders of said David L. Babson Investment Fund, Inc. at a regular annual meeting of said stockholders called and held separately from the meeting of stockholders of any other corporation after at least
20 days' notice by mail as provided by Section 25.2 and Section
251 of Title 8 of the Delaware Code of 1953 on the 23rd day of October, 1978 for the purpose of considering and taking action upon the proposed Agreement of Merger; that 22,173,000 shares of stock of said corporation were on said date issued and outstanding, having voting power; that the proposed Agreement of Merger was approved by the stockholders by an affirmative vote representing at least a majority of the outstanding stock of said corporation entitled to vote thereon, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the stockholders of David L. Babson Investment Fund, Inc. and the duly adopted agreement of said corporation.

WITNESS my hand on this 23rd day of October, 1978.

/s/ Jacqueline B. Willhite

DAVID L. BABSON INVESTMENT FUND, INC.
CORPORATE SEAL
DELAWARE



CERTIFICATION


Jacqueline B. Willhite, Secretary,of David L. Babson
Investment Fund, Inc., a corporation organized and existing under the laws of the State of Maryland, hereby certify as such Secretary that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation and having been signed on behalf of David L. Babson Investment Fund, Inc., a corporation of the state of Delaware, was duly submitted to the stockholder of David L.
Babson Investment Fund, Inc., a Maryland corporation, at a special meeting on August 30, 1978 for the purpose of considering and taking action on the proposed Agreement of Merger; that 20 shares of stock of said corporation were on said date issued and outstanding, having voting power; that the proposed Agreement of Merger was approved by the stockholder by an affirmative vote representing all of the outstanding stock of said corporation entitled to vote thereon, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the stockholder of David L. Babson Investment Fund, Inc., a Maryland corporation.

WITNESS my hand on this 23rd day of October, 1978.

/s/ Jacqueline B. Willhite

DAVID.L. BABSON INVESTMENT FUND, INC.
CORPORATE SEAL
MARYLAND



IN WITNESS WHEREOF, David L. Babson Investment Fund, Inc.
(Delaware) and David L. Babson Investment Fund, Inc. (Maryland), the corporations parties to the merger, have caused these Articles of Merger to be signed in their respective corporate names and on their behalf by their respective Vice Presidents and witnessed or attested by their respective Assistant
Secretaries all as of the 23rd day of October, 1978.

DAVID L. BABSON INVESTMENT FUND, INC.
A Delaware Corporation

By:/s/ F. William Freeman
F. William Freeman, Vice President

Attest:
/s/ William C. Hisey
William C. Hisey, Assistant Secretary:

CORPORATE SEAL



DAVID L. BABSON INVESTMENT FUND, INC.
A Maryland Corporation

By:/s/ F. William Freeman
F. William Freeman, Vice President

Attest:
/s/ William C. Hisey
William C. Hisey, Assistant Secretary:

CORPORATE SEAL



THE UNDERSIGNED, Vice President of David L. Babson
Investment Fund, Inc., a Delaware corporation, who executed on behalf of said corporation the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ F. William Freeman
F. William Freeman, Vice President
JACKSON COUNTY, MISSOURI



STATE OF MISSOURI
COUNTY OF JACKSON

BE IT REMEMBERED, that on October 23, 1978, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came F. William Freeman, Vice President of David L.
Babson Investment Fund, Inc.,	a Delaware corporation, who duly
signed the foregoing instrument before me and acknowledged that such instrument as executed is the act and deed of that corporation for which he acted, that his signing of such instrument on behalf of such corporation is his act and deed, and that the facts stated therein are true.

GIVEN under my hand on October 23, 1978.

/s/ Jacqueline B. Willhite

My Commission expires 2/23/79.



THE UNDERSIGNED, Vice President of David L. Babson
Investment Fund, Inc., a Maryland corporation, who executed on behalf of said corporation the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein, with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ F. William Freeman
F. William Freeman, Vice President


STATE OF MISSOURI)
COUNTY OF JACKSON)

BE IT REMEMBERED, that on October 23, 1978, before me, a
Notary Public duly authorized by law to take acknowledgment of deeds, personally came F. William Freeman, Vice President of David L. Babson Investment Fund, Inc., a Maryland corporation, who duly signed the foregoing instrument before me and acknowledged that such instrument as executed is the act and deed of that corporation for which he acted, that his signing of such instrument on behalf of such corporation is his act and deed, and that the facts stated therein are true.

GIVEN under my hand on October 23, 1978.

/s/ Jacqueline B. Willhite

My commission expires 2/23/79.

JACQUELINE B. WILLHITE
NOTARY PUBLIC
JACKSON, COUNTY, MISSOURI

EX99.23(a)(1)(D)

            DAVID L. BABSON INVESTMENT FUND, INC.
                    ARTICLES OF AMENDMENT

        DAVID L. BABSON INVESTMENT FUND, INC., a Maryland
Corporation having its principal office, in Baltimore City, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

        FIRST: The charter of the Corporation is hereby amended by striking out the Second article of the Articles of Incorporation and inserting in lieu thereof the following: "SECOND: The name of the Corporation is DAVID L.
BABSON GROWTH FUND, INC."

        SECOND: The board of directors of the Corporation, On August 4, 1983, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation at the annual meeting to be held on September 22, 1983.

        THIRD: Notice setting forth the said amendment of the charter and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given, as required by law, to all stockholders entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote of a majority of each class of stockholders entitled to vote thereon.

        FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.

        IN WITNESS WHEREOF, DAVID L. BABSON INVESTMENT FUND, INC.
has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on September 29, 1983.



DAVID L. BABSON INVESTMENT FUND, INC.

ATTEST:

/s/Jacqueline Willhite
Jacqueline Willhite,
Secretary

        THE UNDERSIGNED, President of DAVID L, BABSON INVESTMENT FUND INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part hereby acknowledges, in the name and on behalf of said corporation, the foregoing
Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/Alfred J. Hoffman
Alfred J. Hoffman
President